UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2026

HNO INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56568	20-2781289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41558 Eastman Drive, Suite B Murrieta, CA	92562
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (951) 305-8872

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

1

Item 1.01 Entry into a Material Definitive Agreement

On March 12, 2026, HNO International, Inc. (the "Company"), entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with CFI Capital LLC (the "Buyer"), pursuant to which the Company issued to the Buyer a Convertible Redeemable Promissory Note (the "Note") in the aggregate principal amount of $150,000, with a $12,000 original issue discount, resulting in a purchase price of $138,000. The Buyer may deduct $5,000 for legal fees from the proceeds at funding, resulting in net proceeds to the Company of approximately $133,000.

The Note has a maturity date of March 12, 2027 and bears interest at the rate of 8% per annum from the Issue Date. Beginning on the six-month anniversary of the Issue Date, the outstanding principal and accrued interest on the Note may be converted into shares of the Company's common stock at a conversion price equal to 60% of the lowest trading price of the Company's common stock for the 20 trading days prior to conversion (subject to certain adjustments, including a conversion price equal to 50% of such price if a DTC "Chill" is in effect and 45% upon an Event of Default). Conversions are limited by a 4.99% beneficial ownership cap (increasable to 9.9% upon 61 days' prior notice). The Company has agreed to irrevocably reserve 7,861,635 shares of common stock for conversions under the Note and to maintain a share reservation equal to five times the amount necessary for full conversion.

The Note contains a most-favored-nation provision that permits the Holder to elect more favorable terms if the Company issues securities with better conversion discounts, lookback periods, interest rates, original issue discounts, or prepayment rates to other investors.

The foregoing description of the Securities Purchase Agreement and the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement and the Note, copies of which are filed as Exhibit 4.1 and Exhibit 99.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided above in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure provided above in Item 1.01 above is incorporated by reference into this Item 3.02.

2

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document
4.1	Convertible Redeemable Note, dated March 12, 2026, by and between HNO International, Inc. and CFI Capital LLC
99.1	Securities Purchase Agreement, dated March 12, 2026, by and between HNO International, Inc. and CFI Capital LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNO International, Inc. (Registrant)
Date: March 17, 2026	By: /s/ Donald Owens Donald Owens Chief Executive Officer

3